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                            [MRDI CANADA LETTERHEAD]


July 13, 1999                                                       0310/L999-2m
                                                                   VIA FACSIMILE
                                                                  (604) 688-8030

                 CONSENT OF INDEPENDENT GEOLOGICAL CONSULTANTS

We hereby consent to the references to our firm in the Form 20-F being filed by Minco Mining & Metals Corporation as well as references to and extracts from the following reports prepared by our firm:

1. Chapuzi Gold Occurrence Report for Minco Mining and Metals Corporation dated December, 1996.

2. Technical Site Visit to Smelters and Mine Facilities of Baiyin Non-Ferrous Metals Corporation, Ganzu Province, People's Republic of China, dated December, 1995.

3. Proposed Development Strategy for the Changba Lijiagou Underground Mine dated December 9, 1996.



MRDI


/s/ M.B. (MURRAY) LYTLE
M.B. (Murray) Lytle
Supervising Mining Engineer


MBL/pm